UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 28, 2012

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

P.O. Box 114, 60 Sea Walk Drive

     The Sea Ranch, CA  95497
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Effective February 28, 2012, John D. Gibbs, a principal shareholder, made an unsecured advance to the Company in the amount of $25,000 (the “Advance”).  The Advance is evidenced by a Promissory Note due on demand and is unsecured.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: February 29, 2012	By: __/s/ John C. Power___ John C. Power, President

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